Exhibit 99.3

                                    FOR IMMEDIATE RELEASE

 PRESS RELEASE

               NTL ANNOUNCES EXPIRATION OF DEBT TENDER OFFERS
                   BY DIAMOND CABLE AND DIAMOND HOLDINGS

      NEW YORK, NY -- May 4, 1999 -- NTL Incorporated (Nasdaq: NTLI; EASDAQ:
 NTLI.ED) announced today the expiration of the debt tender offers by its wholly owned subsidiaries, Diamond Cable Communications PLC and Diamond Holdings PLC. In the offers, commenced on April 1, 1999, Diamond Cable had offered to purchase for cash any and all of its outstanding 103/4% Senior Discount Notes due 2007, 113/4% Senior Discount Notes due 2005 and 133/4% Senior Discount Notes due 2004, and Diamond Holdings had offered to purchase for cash any and all of its outstanding 91/8% Senior Notes due 2008 and 10% Senior Notes due 2008. All of the debt tender offers expired at 5:00 p.m., New York City time, on April 30, 1999.

      NTL has been informed by the depositary, The Bank of New York, that, as of 5:00 p.m., New York City time, on April 30, 1999, only $100,000 principal amount of the 91/8% Senior Notes due 2008 of Diamond Holdings and $2,000 principal amount of the 113/4% Senior Discount Notes due 2005 of Diamond Cable had been validly tendered and not withdrawn. No other notes were tendered and not withdrawn pursuant to the debt tender offers. Each of Diamond Holdings and Diamond Cable has accepted and will pay for, in accordance with the terms of the applicable offer, all of the notes validly tendered.

      For further information contact: John F. Gregg, Managing Director - Corporate Development, Michael A. Peterson, Director - Corporate
 Development, Bret Richter, Director - Corporate Development, or Kathy Makrakis, Director - Investor Relations, 212-906-8457; or UK - Alison Smith, 01252-402-662.